Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

EXHIBIT 10.28

FIRST AMENDMENT to THE

EXCLUSIVE PATENT LICENSE AND RESEARCH COLLABORATION AGREEMENT

This Amendment to the Exclusive Patent License And Research Collaboration Agreement (this “Amendment”) is entered into as of November 9, 2020 (the “First Amendment Effective Date”), by and between CUE BIOPHARMA, INC., a corporation organized and existing under the laws of Delaware (“Company” or “Cue”) and MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey (“Merck”).  Cue and Merck may be referred to herein individually as a “Party” or collectively as the “Parties”.

Whereas, the Parties entered into that certain Exclusive Patent License And Research Collaboration Agreement as of November 14, 2017 (the "Agreement");

Whereas, pursuant to Section 2.10.1 of the Agreement, Merck at its sole discretion may extend the Research Program specified in the Agreement for a total of up to [**] additional years on a year-by-year basis;

Whereas, following discussions between the Parties, Merck has decided to extend the Research Program for an additional year in order to accomplish further research pursuant to the Agreement;

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and Merck hereby agree as follows:

1.	All capitalized terms not defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.
2.

Pursuant to Section 2.10.1 of the Agreement, and subject to the remaining terms and conditions set forth in this Amendment, Merck hereby extends the Research Program and the Research Program Term for a first additional year (the “First Extension Year”); provided, however, such First Extension Year shall begin on [**] and end on December 31, 2021.

3.	Section 5.2.1 of the Agreement is hereby amended by deleting the first milestone event listed in the table and replacing it with the following two milestone events and corresponding payment amounts:
1. Upon Cue’s advancement of a Cue Biologic toward achieving an optimized lead candidate	US$ 300,000
[**]	[**]

Merck acknowledges that the first milestone listed above has been achieved and will pay the associated milestone payment in accordance with the terms of the Agreement.

4.

Schedule 2.1 of the Agreement is hereby modified to add the provisions, commitments, goals and activities set forth in Appendix A to this Amendment as the Research Program for the First Extension Year (the “First Research Program Extension Plan”).  For clarity, the First Research Program Extension Plan as set forth in Appendix A states the entire Research Program to be carried out by Company during the First Extension Year.

5.

In addition to the License Fee, milestone payments and royalties, if any, payable by Merck to Company during the Term, and subject to the maximum amounts set forth on Appendix B, Merck will reimburse Company for [**].  Notwithstanding that Merck’s obligation to reimburse Company is subject to the maximum amounts set forth in Appendix B, Company will [**], regardless of whether such FTE costs or expenses exceed the amount required to be reimbursed by Merck.

6.

Merck hereby acknowledges that the Agreement was required to be filed by Company with the U.S. Securities and Exchange Commission (“SEC”). If Company determines that this Amendment is also required to be filed with the SEC, the Parties will consult and cooperate with each other as set forth in Section 4.4 of the Agreement.

7.

Except as expressly amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect, and are unmodified by this Amendment.  The Agreement, as modified by this Amendment, contains the entire understanding of the Parties with respect to the subject matter thereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter thereof are superseded by the terms of the Agreement as amended hereby. The Schedules and Exhibits to this Amendment are incorporated herein by reference and shall be deemed a part of this Amendment.

8.

This Amendment may be signed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signatures.

9.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws or renvoi.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the First Amendment Effective Date.

MERCK SHARP & DOHME CORP.		CUE BIOPHARMA, INC.

BY:	/s/ Ben Thorner	BY:	/s/ Daniel R. Passeri
	Ben Thorner		Daniel R. Passeri
TITLE: Senior Vice President and Head of Business Development		TITLE: CEO

Appendix B

First Research Program Extension Funding

1.	Definitions. the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“FTE” shall mean [**] hours of a full-time scientist’s work time over twelve (12) consecutive calendar months (including normal vacations, sick days and holidays).

1.2

“FTE Rate” shall mean an amount equal to [**] U.S. dollars (US$[**]) for one (1) full FTE, which represents the fully burdened annual rate for each such FTE and includes related salary, benefits, administration, facilities costs and overhead.

2.

Merck Research Program Funding.  During the First Extension Year. Merck will provide Company with certain research funding as set forth in this Appendix B, including Attachment 1.  Company shall apply the research funding it receives from Merck solely to carry out its Research Program activities in accordance with the terms and conditions of the Agreement, including this Amendment, and the First Research Program Extension Plan.

3.	FTE Payments. During the First Extension Year Merck shall pay Company the FTE Rate [**]. Payments will be calculated and made for each Calendar Quarter equal to [**].

4.	Maximum FTE Commitment. In no event shall Merck’s aggregate payments for FTEs exceed [**] U.S. dollars (US$[**]) for the First Updated Research Program term.

5.

Reimbursement of Certain Expenses.  Merck shall reimburse Company for the actual out-of-pocket costs incurred by Company, without mark-up or any administrative fees, in performing the First Updated Research Program to the extent such out-of-pocket costs are expressly set forth in the budget attached hereto as Attachment 1 (the “Expense Budget”) and to the extent Company provides appropriate documentation (including original receipts); provided that consumable expenses shall be invoiced at flat cost of $[**] per Calendar Quarter regardless of the actual costs incurred; provided further, however, that in no event shall Company be entitled to receive payment for (and Company shall be solely responsible for) any and all out-of-pocket costs that are in excess of the total out-of-pocket costs set forth in the Expense Budget.  Company shall issue invoices to Merck for such out-of-pockets costs on a Calendar Quarter basis with no mark-up on cost.  All such invoices shall be issued in U.S. dollars.  Merck shall pay the undisputed amount of such invoices within [**] after receipt thereof.

6.

Maximum Expense Commitment.  In no event shall Merck’s aggregate reimbursement for out-of-pocket expenses hereunder exceed [**] U.S. dollars (US$[**]) for the First Extension Year and the performance by Company of the First Research Program Extension Plan.  If Merck elects to request Company to [**] as contemplated by the First Research Program Extension Plan, the Parties will agree in writing on the out-of-pocket costs to be reimbursed by Merck prior to any [**] being initiated.

7.

Invoices and Payments.  After the end of the relevant Calendar Quarter, Company will submit to Merck an invoice showing the amounts owed, including the number of FTEs which actually performed services in furtherance of the First Research Program Extension Plan and the calculation of the FTE charges payables and supporting documentation showing the out-of-pocket expenses incurred. All such invoices shall be calculated and stated in U.S. dollars. Merck shall pay the undisputed amount of each invoice within [**] after its receipt thereof,

Appendix B – Attachment 1

Expense Budget

[**]